Exhibit 1.01




                                    TERMS AGREEMENT



                                           February 23, 1995



             Commercial Credit Company
             300 St. Paul Place
             Baltimore, Maryland 21202

             Attention: Chief Financial Officer
                        -----------------------

             Dear Sirs:

                       We  understand that  Commercial Credit  Company, a
             Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.445% of the aggregate principal amount thereof, plus accrued interest from March 1, 1995 to the date of payment and delivery. The Closing Date shall be March 2, 1995, at 8:30 A.M. at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019-6092.

                       The Securities shall have the following terms:

                  Title:              7-3/4% Notes due March 1, 2005
                  Maturity:           March 1, 2005
                  Interest Rate:      7-3/4% per annum
                  Interest Payment
                    Dates:            March 1 and September 1, commencing
                                      September 1, 1995
                  Initial Price to
                    Public:           99.924%  of  the  principal  amount
                                      thereof, plus accrued interest from
                                      March  1,  1995,  to  the  date  of
                                      payment and delivery
                  Redemption
                    Provisions:       The Securities  are not  redeemable
                                      by the Company prior to maturity.



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                  Additional terms:   The   Regular   Record   Dates  are
                                      February  15  and August  15.   The
                                      Securities  shall  be  issuable  as
                                      Registered  Securities  only.   The
                                      Securities   will   be    initially
                                      represented by  one or  more global
                                      Securities registered  in the  name
                                      of  The  Depository  Trust  Company
                                      ("DTC") or its nominee.  Beneficial
                                      interests in the Securities will be
                                      shown  on,  and  transfers  thereof
                                      will  be  effected   only  through,
                                      records maintained  by DTC  and its
                                      participants.  Owners of beneficial
                                      interests  in  Securities  will  be
                                      entitled  to  physical  delivery of
                                      Securities  in  certificated   form
                                      only     under      the     limited
                                      circumstances   described  in   the
                                      Company's   Prospectus   Supplement
                                      dated February 23, 1995.  Principal
                                      and  interest  on   the  Securities
                                      shall be  payable in  United States
                                      dollars.  The provisions of Section
                                      403  of the  Indenture relating  to
                                      defeasance  shall   apply  to   the
                                      Securities.

                       All  the  provisions  contained  in  the  document
             entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                       Basic Provisions varied with respect to this Terms
             Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723), including a prospectus," and insert in lieu thereof "(33-56553), including a prospectus (which prospectus also relates to $150,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (33-50513))," and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statements on Form S-3; (c) In the fifth line


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


             of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global".

                       The Underwriter  hereby agrees in  connection with
             the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

                       Charles O.  Prince, III,  Esq. is  counsel to  the
             Company.  Dewey Ballantine is counsel to the Underwriter.

                       The Securities will be made available for checking
             and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.


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


                       Please  accept  this  offer  no  later  than  9:00
             o'clock P.M. on February 23, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                       "We hereby  accept your  offer, set  forth in  the
             Terms Agreement, dated February 23, 1995, to purchase the Securities on the terms set forth therein."

                                           Very truly yours,

                                           J.P. MORGAN SECURITIES INC.



                                           By:  /s/ Michael C. Lindsay
                                                ------------------------
                                                Name: Michael C. Lindsay
                                                Title: Vice President



             ACCEPTED:

             COMMERCIAL CREDIT COMPANY



             By:  /s/ Firoz B. Tarapore
                 ----------------------------
                 Name:  Firoz B. Tarapore
                 Title: Assistant Treasurer




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